Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Regulation A Offering Statement on Form 1-A of our report dated February 7, 2020, relating to the consolidated financial statements of Live Ventures Incorporated appearing in this Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Regulation A Offering Statement.

/s/ WSRP, LLC

Salt Lake City, Utah

DATE August 27, 2020